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[CAPTION]
                                ENVIROSOURCE, INC.
                               List of Subsidiaries
                               As of March 1, 1996

                                                State or other  % of voting
                                                jurisdiction     securities
                                                   in which       owned by
Name of Company                                 organized       immed. parent
EnviroSource, Inc.                              Delaware
   EnviroSource Corp.                           Wyoming           100
   IMSAMET, Inc.                                Delaware          100
    Imsamet of Idaho, Inc.                      Delaware          100
    Imsamet of Utah, Inc.                       Delaware          100
   IU International Corporation                 Delaware          100
    C. Brewer Terminals, Inc.                   Delaware          100
    EnviroSource Treatment & Disposal
      Services, Inc.                            Delaware          100
    ETDS, Inc.                                  Delaware          100
      Conversion Systems, Inc.                  Delaware          100
      Envirosafe Services of Idaho, Inc.        Delaware          100
      Envirosafe Services of North
        America, Inc.                           Delaware          100
      Envirosafe Services of Ohio, Inc.         Ohio              100
      Envirosafe Management Systems, Inc.       Delaware          100
      Envirosafe Services of Texas, Inc.        Delaware          100
      Fox Hunt Farms, Inc.                      Delaware          100
      Marcus Hook Processing, Inc.              Delaware          100
    IMS Lycrete Egypt, Ltd.                     Delaware           90
    International Mill Service, Inc.            Pennsylvania      100
      IMS Funding Corporation                   Delaware          100
      International Mill Service Limited        Canada            100
      McGraw Construction Company, Inc.         Ohio              100
      Neoax Investment Corp.                    Delaware           56
      Waylite Corporation                       Pennsylvania      100
    IU North America Finance, Inc.              Delaware          100
    IU North America, Inc.                      Delaware          100
      Nosroc Corp.                              Pennsylvania      100
        Soncor Corp.                            Delaware          100
